UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 28, 2006

BROADCAST INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

UTAH	0-13316	87-0395567
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7050 UNION PARK AVENUE, SUITE 600 SALT LAKE CITY, UTAH	84047
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (801) 562-2252

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BROADCAST INTERNATIONAL, INC.

FORM 8-K

Item 3.02

Unregistered Sales of Equity Securities

On December 28, 2006 we issued 200,000 shares of our common stock to one foreign corporation in exchange for services to be rendered on our behalf over the next year in dealing with our shareholders.  We valued the services received based upon the then prevailing fair market price of the common stock ($1.17) multiplied by the number of shares issued (200,000). The corporation was an accredited investor and was fully informed regarding its investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Regulation S and Section 4(2).

On December 28, 2006, we granted options to three members of our Board to acquire in the aggregate up to 75,000 shares of our common stock at an exercise price of $1.17.  The options are currently exercisable and expire ten years from the date of grant.  The options were granted as part of our normal compensation plan for our Directors. The individuals were accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6).

On December 28, 2006, we granted warrants to three individuals to acquire in the aggregate up to 400,000 shares of our common stock at an exercise price of $1.17 in exchange for services to be rendered for us in the coming year.  The issuance was pursuant to consulting agreements under the terms of which the consultants are to provide us with consulting related to the development and licensing of our technology and general management and organizational consulting. The individuals were accredited investors and were fully informed regarding their investment. In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On January 29, 2007, we issued 333,333 shares of our common stock to one foreign corporation in exchange for $500,000. In addition, we issued warrants to the same corporation to acquire up to 333,333 shares of our common stock at an exercise price of $2.00.  The warrants are exercisable at any time for a period of three years.  This transaction was part of a private offering of our common solely to accredited investors.  The investor in the transaction was an accredited investor and was fully informed regarding its investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Regulation S and Section 4(2) and Section 4(6).

On February 12, 2007, we issued 160,000 shares of our common stock to a corporation in consideration of consulting agreement under which services were rendered in our behalf over the last year. We valued the services received based upon the then prevailing fair market price of the common stock ($1.38) multiplied by the number of shares issued (160,000). The investor in the transaction was an accredited investor and was fully informed regarding its investment. In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On February 13, 2007, we issued 231,999 shares of our common stock to three individuals and one limited partnership pursuant to a private placement of our stock in exchange for $347,998. The investors were all accredited investors and were fully informed regarding their investment .  In addition, we issued warrants to the same individuals and limited partnership to acquire up to 231,999 shares of our common stock for an exercise price of $2.00.  The warrants may be exercised at anytime within three years of their issuance. In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On February 10, 2007, we granted to an individual pursuant to a consulting agreement warrants to purchase up to 300,000 shares of our common stock for an exercise price of $1.41 per share.  The warrants are exercisable for three years from the date of issuance.  The individual is an accredited investor and was fully informed regarding his investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On March 18, 2007, we issued to two foreign corporations a total of 2,000,000 shares of our common stock pursuant to consulting agreements for services to be provided over the next year.  We valued the services received based upon the then prevailing fair market price of the common stock ($ 1.84) multiplied by the number of shares issued (2,000,000). We granted warrants to another foreign corporation to acquire up to 1,000,000 shares of our common stock at an exercise price of $1.50.  The warrants may be exercised at any time until March 31, 2010. corporations are accredited investors and were fully informed regarding their investment. In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Regulation S, Section 4(2) and Section 4(6).

On March 3, 2007 we granted options to two members of our Board of Directors to acquire up to 500,000 shares of our common stock at an exercise price of $1.41.  The options are currently exercisable and may be exercised at any time until they expire on March 2, 2017. The individuals are accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On March 18, 2007, we issued a total of 500,000 shares of our common stock to two institutional funds, which hold our 6% senior secured convertible notes, in consideration of the two funds converting to common stock an aggregate of $750,000 of the principal amount of the notes held by the funds at a conversion price of $1.50 per share. There were no underwriting discounts or commissions paid.  The two institutional funds, which converted their notes to common stock, are accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

Item 9.01.

Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 21, 2007.

BROADCAST INTERNATIONAL, INC.

a Utah corporation

By:

  /s/ Rodney M. Tiede

Name:

Rodney M. Tiede

Title:

President and Chief Executive Officer

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